Exhibit 2

JOINT FILING AGREEMENT AMONG
SHK ASIAN OPPORTUNITIES HOLDINGS LTD.
SHK ASIAN OPPORTUNITIES FUND, L.P.,
SHK PRIVATE EQUITY MANAGERS LTD.
AND
SHK ALPHA MANAGERS LTD.

The undersigned hereby agree that the Schedule 13G with respect to the Ordinary Shares, par value US$ 0.0001 per share of Acquity Group Limited (the “Schedule 13G”) is, and any amendments thereto executed by each of us shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein.

Dated: May 7, 2012

SHK ASIAN OPPORTUNITIES HOLDINGS LTD.		SHK ASIAN OPPORTUNITIES FUND, L.P.

SHK Private Equity Managers Ltd., its general partner

By:	/s/ Rizal Wijono	By:	/s/ Rizal Wijono
Name: Rizal Wijono		Name: Rizal Wijono
Title: Director		Title: Director

SHK PRIVATE EQUITY MANAGERS LTD.		SHK ALPHA MANAGERS LTD.

By:	/s/ Rizal Wijono	By:	/s/ Rizal Wijono
Name: Rizal Wijono		Name: Rizal Wijono
Title: Director		Title: Director

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